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                                                                      Exhibit j.

                  Custodian and Investment Accounting Agreement

     This Agreement between PIMCO FLOATING RATE INCOME FUND, a business trust organized and existing under the laws of Massachusetts (the "Fund"), and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company (the "State Street"),

     Witnesseth: that in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

Section 1 Appointment of State Street as Custodian and Recordkeeper. The Fund hereby appoints State Street as custodian of its assets consisting of securities that the Fund desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities"). The Fund agrees to deliver to State Street all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by it from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of the Fund ("Shares") as may be issued or sold from time to time. State Street shall not be responsible for any property of the Fund which is not received by it or which is delivered out in accordance with Proper Instructions including, without limitation, Fund property (i) held by brokers, private bankers or other entities on behalf of the Fund (each a "Local Agent"), (ii) held by Special Sub-Custodians (as such term is defined in Section 7 hereof), (iii) held by entities which have advanced monies to or on behalf of the Fund and which have received Fund property as security for such advance(s) (each a "Pledgee"), or (iv) delivered or otherwise removed from the custody of State Street pursuant to Special Instructions (as such term is defined in Section 7 hereof). With respect to uncertificated shares (the "Underlying Shares") of registered "investment companies" (as defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended (the "1940 Act")), whether in the same "group of investment companies" (as defined in
Section 12(d)(1)(G)(ii) of the 1940 Act) or otherwise, including pursuant to
Section 12(d)(1)(F) of the 1940 Act (hereinafter sometimes referred to as the "Underlying Portfolios") the holding of confirmation statements that identify the shares as being recorded in State Street's name on behalf of the Fund will be deemed custody for purposes hereof.

Upon receipt of Proper Instructions, State Street shall on behalf of the Fund from time to time appoint one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Trustees of the Fund (the "Board"). State Street may appoint as sub-custodian for Fund's foreign securities the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 4 and 5. State Street shall have no more or less responsibility or liability to Fund on account of any actions or omissions of any sub-custodian so appointed than any such sub-custodian has to State Street.

Fund hereby appoints State Street to perform certain investment accounting and recordkeeping functions relating to portfolio transactions required of a duly registered investment company under Rule 31a of the 1940 Act and to calculate the net asset value of the Fund in accordance with the provisions of Section 10 hereof.

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Section 2   Duties of State Street With Respect to Property of the Fund Held in
            the United States

     Section 2.1 Holding Securities. State Street shall hold and physically segregate for the account of the Fund all non-cash property, to be held by it in the United States, including all domestic securities owned by the Fund other than (a) securities which are maintained pursuant to Section 2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. Securities System") and (b) Underlying Shares owned by each Fund which are maintained pursuant to Section 2.10 hereof in an account with State Street Bank and Trust Company or such other entity which may from time to time act as a transfer agent for the Underlying Portfolios and with respect to which State Street is provided with Proper Instructions (the "Underlying Transfer Agent").

     Section 2.2 Delivery of Securities. State Street shall release and deliver domestic securities owned by the Fund held by State Street or in a U.S. Securities System account of State Street ("U.S. Securities System Account") or in an account at the Underlying Transfer Agent, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     1) Upon sale of such securities for the account of the Fund and receipt of payment therefor;

     2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

     3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

     4) To the depository agent in connection with tender or other similar offers for securities of the Fund;

     5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to State Street;

     6) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of State Street or into the name or nominee name of any agent appointed pursuant to
            Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to State Street;

     7) Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, State Street shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving

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            payment for such securities except as may arise from State Street's own negligence or willful misconduct;

     8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to State Street;

     9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to State Street;

     10) For delivery in connection with any loans of securities made by the Fund (a) against receipt of collateral, except that in connection with any loans for which collateral is to be credited to the U.S. Securities System Account , State Street will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral or (b) to the lending agent, or the lending agent's custodian, in accordance with written Proper Instructions (which may not provide for the receipt by State Street of collateral therefor) agreed upon from time to time by State Street and the Fund;

     11) For delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

     12) For delivery in accordance with the provisions of any agreement among the Fund, State Street and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

     13) For delivery in accordance with the provisions of any agreement among the Fund, State Street, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission ("CFTC") and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

     14) Upon the sale or other delivery of such investments (including, without limitation, to one or more (a) Special Sub-Custodians or (b) additional custodians appointed by a Fund, and communicated to State Street from time to time via a writing duly executed by an authorized officer of such Fund, for the purpose of engaging in repurchase agreement transaction(s), each a "Repo Custodian"), and prior to receipt of payment therefor, only as set forth in written Proper Instructions (such delivery in advance of payment, along with payment in advance of delivery made in accordance

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            with Section 2.6(7), as applicable, shall each be referred to herein as a "Free Trade"), provided that such Proper Instructions shall set forth (a) the securities of the Fund to be delivered and (b) the person(s) to whom delivery of such securities shall be made;

     15) Upon receipt of instructions from the transfer agent for the Fund (the "Transfer Agent") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the Fund's currently effective prospectus and statement of additional information (the "Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

     16) In the case of a sale processed through the Underlying Transfer Agent or Underlying Shares, in accordance with Section 2.10 hereof;

     17) For any other purpose, but only upon receipt of Proper Instructions specifying the securities of the Fund to be delivered and naming the person or persons to whom delivery of such securities shall be made.

     Section 2.3 Registration of Securities. Domestic securities held by State Street (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of State Street which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment advisor as the Fund, or in the name or nominee name of any agent appointed pursuant to Section
2.7 or in the name or nominee name of any sub-custodian appointed pursuant to
Section 1. All securities accepted by State Street on behalf of the Fund under the terms of this Agreement shall be in "street name" or other good delivery form, provided that State Street will hold all such assets in an account of State Street as custodian containing only assets of the Fund or only assets held by State Street as fiduciary or custodian for its customers; provided, further that State Street's records will at all times indicate the Fund or the customer for which such assets are held and their respective interest therein. If, however, the Fund directs State Street to maintain securities in "street name", State Street shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers and declaration, record and payment dates of any dividend.

     Section 2.4 Bank Accounts. State Street shall open and maintain a separate bank account or accounts in the United States in the name of the Fund, subject only to draft or order by State Street acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Monies held by State Street for the Fund may be deposited by it to its credit as custodian in the banking department of State Street or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the monies to be deposited with each such bank or trust company

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shall be approved by vote of a majority of the Board. Such monies shall be deposited by State Street in its capacity as custodian and shall be withdrawable by State Street only in that capacity.

     Section 2.5 Collection of Income. Except with respect to Fund property released and delivered pursuant to Section 2.2(14) or purchased pursuant to
Section 2.6(7), and subject to the provisions of Section 2.3, State Street shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by State Street or its agent thereof and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, State Street shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Fund on securities loaned pursuant to the provisions of Section
2.2 (10) shall be the responsibility of the Fund. State Street will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to State Street of the income to which the Fund is properly entitled.

     Section 2.6 Payment of Fund Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, State Street shall pay out monies of the Fund in the following cases only:

     1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Fund but only
            (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to State Street (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by State Street as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of State Street referred to in
            Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.8 hereof; (c) in the case of repurchase agreements entered into between the Fund and State Street, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting State Street's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by State Street along with written evidence of the agreement by State Street to repurchase such securities from the Fund; or (d) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein;

     2) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 hereof;

     3)     For the redemption or repurchase of Shares issued as set forth in
            Section 6 hereof;

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     4)     For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     5) For the payment of any dividends on Shares declared pursuant to the governing documents of the Fund;

     6) For payment of the amount of dividends received in respect of securities sold short;

     7) Upon the purchase of domestic investments and prior to receipt of such investments, as set forth in written Proper Instructions (such payment in advance of delivery, along with delivery in advance of payment made in accordance with Section 2.2(14), as applicable, shall each be referred to herein as a "Free Trade"), provided that such Proper Instructions shall also set forth (a) the amount of such payment and (b) the person(s) to whom such payment is made; and

     8) For any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

Except as specifically stated otherwise in this Agreement, in any and every case where the payment for purchase of domestic securities for the account of the Fund is made by State Street in advance of receipt of the securities purchased in the absence of specific Proper Instructions from the Fund to so pay in advance, State Street shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by State Street.

     Section 2.7 Appointment of Agents. State Street may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as State Street may from time to time direct; provided, however, that the appointment of any agent shall not relieve State Street of its responsibilities or liabilities hereunder. The Underlying Transfer Agent shall not be deemed an agent or subcustodian of State Street for purposes of this Section 2.7 or any other provision of this Agreement.

     Section 2.8 Deposit of Fund Assets in U.s. Securities Systems. State Street may deposit and/or maintain securities owned by the Fund in the U.S. Securities System Account subject to the following provisions:

     1) Such Account shall not include any assets of State Street other than assets held as a fiduciary, custodian or otherwise for customers;

     2) The records of State Street shall identify by book-entry those securities belonging to the Fund;

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     3)     State Street shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of State Street to reflect such payment and transfer for the account of the Fund. State Street shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of State Street to reflect such transfer and payment for the account of the Fund. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by State Street and be provided to the Fund at its request. Upon request, State Street shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Fund;

     4) State Street shall provide the Fund with any report obtained by State Street on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

     5) Anything to the contrary in this Agreement notwithstanding, State Street shall be liable to the Fund for any loss or damage to the Fund resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of State Street or any of its agents or of any of its or their employees or from failure of State Street or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of State Street with respect to any claim against the U.S. Securities System or any other person which State Street may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

     Section 2.9  Segregated Account. State Street shall upon receipt of
Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by State Street pursuant to Section 2.8 hereof, (i) in accordance with the provisions of any agreement among the Fund, State Street and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the "SEC"), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (iv) for any other purpose upon receipt of Proper Instructions.

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     Section 2.10 Deposit of Fund Assets With the Underlying Transfer Agent.
Underlying Shares shall be deposited and/or maintained in an account or accounts maintained with the Underlying Transfer Agent. The Underlying Transfer Agent shall be deemed to be acting as if it is a "securities depository" for purposes of Rule 17f-4 under the 1940 Act. The Fund hereby directs State Street to deposit and/or maintain such securities with the Underlying Transfer Agent, subject to the following provisions:

     1) State Street shall keep Underlying Shares owned by the Fund with the Underlying Transfer Agent provided that such securities are maintained in an account or accounts on the books and records of the Underlying Transfer Agent in the name of State Street as custodian for the Fund.

     2) The records of State Street with respect to Underlying Shares which are maintained with the Underlying Transfer Agent shall identify by book-entry those Underlying Shares belonging to the Fund;

     3) State Street shall pay for Underlying Shares purchased for the account of the Fund upon (a) receipt of advice from the Fund's investment adviser that such Underlying Shares have been purchased and will be transferred to the account of State Street, on behalf of the Fund, on the books and records of the Underlying Transfer Agent and (b) the making of an entry on the records of State Street to reflect such payment and transfer for the account of the Fund. State Street shall receive confirmation from the Underlying Transfer Agent of the purchase of such securities and the transfer of such securities to State Street's account with the Underlying Transfer Agent only after such payment is made. State Street shall transfer Underlying Shares redeemed for the account of the Fund (i) upon receipt of an advice from the Fund's investment adviser that such securities have been redeemed and that payment for such securities will be transferred to State Street and (ii) the making of an entry on the records of State Street to reflect such transfer and payment for the account of the Fund. State Street will receive confirmation from the Underlying Transfer Agent of the redemption of such securities and payment therefor only after such securities are redeemed. Copies of all advices from the Fund's investment adviser of purchases and sales of Underlying Shares for the account of the Fund shall identify the Fund, be maintained for the Fund by State Street, and be provided to the Fund's investment adviser at its request; and

     4) State Street shall be not be liable to the Fund for any loss or damage to the Fund resulting from maintenance of Underlying Shares with Underlying Transfer Agent except for losses resulting directly from the negligence, misfeasance or misconduct of State Street or any of its agents or of any of its or their employees.

     Section 2.11 Ownership Certificates for Tax Purposes. State Street shall execute ownership and other certificates and affidavits for all federal, state and local tax purposes in connection with receipt and/or collection of income or other payments with respect to domestic securities of the Fund held by it and in connection with transfers of securities.

     Section 2.12 Proxies. Except with respect to Fund property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7), State Street shall, with respect

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to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

     Section 2.13 Communications Relating to Fund Securities. Except with respect to Fund property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7), and subject to the provisions of Section 2.3, State Street shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith) received by State Street from issuers of the securities being held for the Fund. With respect to tender or exchange offers, State Street shall transmit promptly to the Fund all written information received by State Street from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify State Street at least three business days prior to the date on which State Street is to take such action.

Section 3 Special Sub-custodians. Upon receipt of Special Instructions (as such term is defined in Section 7 hereof), State Street shall appoint one or more banks, trust companies or other entities designated in such Special Instructions to act as a sub-custodian for the purposes of effecting such transactions as may be designated by a Fund in Special Instructions. Each such designated sub-custodian is referred to herein as a "Special Sub-Custodian." Each such duly appointed Special Sub-Custodian shall be listed on Schedule D hereto, as it may be amended from time to time by a Fund, with the acknowledgment of State Street. In connection with the appointment of any Special Sub-Custodian, and in accordance with Special Instructions, State Street shall enter into a sub-custodian agreement with the Fund and the Special Sub-Custodian in form and substance approved by such Fund, provided that such agreement shall in all events comply with the provisions of the 1940 Act and the rules and regulations thereunder and the terms and provisions of this Agreement.

Section 4   Provisions Relating to Rules 17F-5 and 17F-7

     Section 4.1. Definitions. As used throughout this Agreement, the capitalized terms set forth below shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5 (as such term may be interpreted or modified by appropriate action of the U.S. Securities and Exchange Commission (the "SEC")).

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7 (as such term may be interpreted or modified by appropriate action of the SEC).

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"Foreign Assets" means any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States, and any cash and cash equivalents that are reasonably necessary to effect the Fund's transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5 (as such term may be interpreted or modified by appropriate action of the SEC).

     Section 4.2  State Street as Foreign Custody Manager

     4.2.1 Delegation to State Street as Foreign Custody Manager. The Fund, by resolution adopted by its Board hereby delegates to State Street, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 4.2 with respect to Foreign Assets of the Fund held outside the United States, and State Street hereby accepts such delegation as Foreign Custody Manager with respect to the Fund.

     4.2.2 Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Fund, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 4.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be an Instruction to open an account, or to place or maintain Foreign Assets, of the Fund in each country listed on Schedule A in which State Street has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Instructions directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to State Street as Foreign Custody Manager for that country shall be deemed to have been withdrawn and State Street shall immediately cease to be the Foreign Custody Manager of the Fund with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Sixty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, State Street shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which State Street's acceptance of delegation is withdrawn.

       4.2.3  Scope of Delegated Responsibilities:

       (a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 4.2., the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after considering all factors relevant to the safekeeping of such assets, including without limitation, the factors specified in Rule 17f-5(c)(1), as amended from time to time.

       (b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that each arrangement with an Eligible Foreign Custodian is governed by a written contract and that such contract will satisfy the requirements of Rule 17f-5(c)(2), as amended from time to time.

       (c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall have established a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian under Rule 17f-5(c)(2). In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate or no longer meet the requirements of Rule 17f-5, the Foreign Custody Manager shall notify the Board in accordance with Section 4.2.5 hereunder and State Street shall, upon Instruction, assist the Fund in withdrawing their assets from such Eligible Foreign Custodian as soon as reasonably practicable.

       4.2.4 Guidelines for the Exercise of Delegated Authority. For purposes of this Section 4.2, the Board, or at its delegation the Fund's investment adviser, shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which State Street is serving as Foreign Custody Manager of the Fund.

       4.2.5 Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written quarterly reports notifying the Board of any other material change in the foreign custody arrangements of the Fund described in this Section
4.2 after the occurrence of the material change.

       4.2.6 Standard of Care as Foreign Custody Manager. In performing the responsibilities delegated to it hereunder, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's Foreign Assets would exercise.

       4.2.7 Representations With Respect to Rule 17F-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5 and is otherwise eligible to serve as a Foreign Custody Manager under Rule 17f-5. The Fund represents to State Street that the Board has determined that it is reasonable for the Board to rely on State Street to perform the responsibilities delegated pursuant to this Contract to State Street as the Foreign Custody Manager of the Fund.

       4.2.8 Effective Date and Termination of State Street as Foreign Custody Manager. The Board's delegation to State Street as Foreign Custody Manager of the Fund shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination of State Street as Foreign Custody Manager will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 4.2.2 hereof shall govern the delegation to and termination of State Street as Foreign Custody Manager of the Fund with respect to designated countries.

       4.2.9 Analysis and Monitoring Under Rule 17F-7. State Street shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto, as amended from time to time, in accordance with section (a)(1)(i)(A) of Rule 17f-7, as amended from time to time, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7, as amended from time to time.

       4.2.10 Standard of Care Under Rule 17F-7. State Street agrees to exercise reasonable care, prudence and diligence in performing the requirements and duties set forth in Section 4.2.9.

       4.2.11 Eligible Securities Depositories. State Street has made the determination that each depository institution listed on Schedule B hereto is an "Eligible Securities Depository" as defined in section (b)(1) of Rule 17f-7. State Street shall promptly inform the Fund if it becomes aware that any of the factors set forth in section (b)(1) of Rule 17f-7 no long apply to a depository institution listed on Schedule B hereto, as such factors may be interpreted or modified by appropriate action of the SEC from time to time, i.e., such depository institution no longer: (i) acts as or operates a system for the central handling of securities or equivalent book-entries in the country where it is incorporated, or acts as a transnational system for the central handling of securities or equivalent book-entries, (ii) is regulated by a foreign financial regulatory authority as defined under Section 2(a)(50) of the Investment Company Act, (iii) holds assets for the custodian that participates in the system on behalf of the Fund under safekeeping conditions no less favorable than the conditions that apply to other participants, (iv) maintains records that identify the assets of each participant and segregates the system's own assets from the assets of participants, (v) provides periodic reports to its participants with respect to its safekeeping of assets, including notices of transfer to or from any participant's account, or (vi) is subject to periodic examination by regulatory authorities or independent accountants.

Section 5     Duties With Respect to Property Held Outside the United States

       Section 5.1 Definitions. Capitalized terms in this Section 5.1 shall have the following meanings:

       "Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

       "Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian hereunder.

       Section 5.2 Holding Securities. State Street shall identify on its books as belonging to Fund the foreign securities placed with and maintained by each Foreign Sub-Custodian or Foreign Securities System. State Street may hold foreign securities for all of its customers, including the Fund, with any Foreign Sub-Custodian in an account that is identified as belonging to State Street for the benefit of its customers, provided however, that (i) the records of State Street with respect to foreign securities of Fund which are maintained in such account shall identify those securities as belonging to the Fund and
(ii), to the extent permitted by law in the market in which the account is maintained, State Street shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

       Section 5.3 Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by State Street or a Foreign Sub-Custodian, as applicable, in such country. (Foreign Securities Systems and U.S. Securities Systems are collectively referred to herein as "Securities Systems").

       Section 5.4  Transactions in Foreign Custody Account.

       5.4.1 Delivery of Foreign Assets. State Street or a Foreign Sub-Custodian shall release and deliver foreign securities of the Fund held by State Street or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

       (i) upon the sale of such foreign securities for the Fund in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

       (ii) in connection with any repurchase agreement related to foreign securities;

       (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Fund;

       (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

       (v) to the issuer thereof, or its agent, for transfer into the name of State Street (or the name of the respective Foreign Sub-Custodian or of any nominee of State Street or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

       (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence, bad faith or willful misconduct;

       (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

       (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

       (ix) for delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Fund;

       (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

       (xi)   in connection with the lending of foreign securities; and

       (xii) for any other purpose, but only upon receipt of Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

       5.4.2 Payment of Fund Monies. Upon receipt of Instructions, which may be continuing instructions when deemed appropriate by the parties, State Street shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the Fund in the following cases only:

       (i) upon the purchase of foreign securities for the Fund, unless otherwise directed by Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

       (ii) in connection with the conversion, exchange or surrender of foreign securities of the Fund;

       (iii) for the payment of any expense or liability of the Fund, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees hereunder, legal fees, accounting fees, and other operating expenses;

       (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through State Street or its Foreign Sub-Custodians;

       (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

       (vi) for payment of part or all of the dividends received in respect of securities sold short;

       (vii) in connection with the borrowing or lending of foreign securities; and

       (viii) for any other purpose, but only upon receipt of Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

       5.4.3 Market Conditions. Notwithstanding any provision hereof to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

       State Street shall provide to the Board the information described on Schedule C hereto with respect to custody and settlement practices in countries in which State Street employs a Foreign Sub-Custodian or uses a Foreign Securities System at the time or times set forth on such Schedule. State Street may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

       Section 5.5 Registration of Foreign Securities. Fund's foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of State Street or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing (provided, however, that such registration indicates such foreign securities as having been held for the benefit of customers and not, in any event, for the benefit of State Street or a Foreign Sub-Custodian or any nominee thereof), and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. State Street or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund under the terms hereof unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

       Section 5.6 Bank Accounts. State Street shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with State Street. Where State Street is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of State Street, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of the Fund with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by State Street (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Fund. Cash maintained on the books of State Street (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

       Section 5.7 Collection of Income. State Street shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Fund and State Street shall consult as to such measures and as to the compensation and expenses of State Street relating to such measures.

       Section 5.8 Shareholder Rights. With respect to the foreign securities held pursuant to this Agreement, State Street will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

       Section 5.9 Communications Relating to Foreign Securities. State Street shall transmit promptly to the Fund written information with respect to materials received by State Street via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Fund (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, State Street shall transmit promptly to the Fund written information with respect to materials so received by State Street from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Absent State Street's negligence, misfeasance or misconduct, State Street shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Fund at any time held by it unless (i) State Street or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) State Street receives Instructions with regard to the exercise of any such right or power, and both
(i) and (ii) occur at least three business days prior to the date on which State Street is to take action to exercise such right or power.

       Section 5.10 Liability of Foreign Sub-custodians. Each agreement pursuant to which State Street employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, State Street, and the Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Fund shall be entitled to be subrogated to the rights of State

Street with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

       Section 5.11 Tax Law. State Street shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or State Street as custodian of the Fund by the tax law of the United States or of any state or political subdivision thereof unless and to the extent that such liability or obligation arises due to State Street's negligence, misfeasance or misconduct. It shall be the responsibility of the Fund to notify State Street of the obligations imposed on the Fund or State Street as custodian of the Fund by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of State Street with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

       Section 5.12 Liability of State Street. Except as may arise from State Street's own negligence, misfeasance or willful misconduct or the negligence, misfeasance or willful misconduct of a Foreign Sub-Custodian, State Street shall be without liability to the Fund for any loss, liability, claim or expense to the extent that such loss, liability, claim or expense results directly from or is caused directly by Country Risk. State Street shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, State Street shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

Section 6 Payments for Sales or Repurchases or Redemptions of Shares. State Street shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the Fund's such payments as are received for Shares thereof issued or sold from time to time by the Fund. State Street will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares of the Fund.

From such funds as may be available for the purpose, State Street shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, State Street is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.

Section 7 Proper Instructions. "Proper Instructions" as used throughout this Agreement means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be considered Proper Instructions if State Street reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Fund and State Street agree to security procedures, including but not limited to, the security procedures selected by the Fund in the Funds Transfer Addendum attached hereto. For purposes of this Section, Proper Instructions shall include instructions received by State Street pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.9.

"Special Instructions" as used throughout this Agreement, means Proper Instructions countersigned or confirmed in writing by the Treasurer or any Assistant Treasurer of the Fund or any other person designated in writing by the Treasurer of the Fund, which countersignature or confirmation shall be (a) included on the same instrument containing the Proper Instructions or on a separate instrument clearly relating thereto and (b) delivered by hand, by facsimile transmission, or in such other manner as the Fund and State Street agree in writing.

Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, the Fund shall deliver to State Street, duly certified by the Fund's Treasurer or Assistant Treasurer, a certificate setting forth: (i) the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund and (ii) the names, titles and signatures of those persons authorized to give Special Instructions. Such certificate may be accepted and relied upon by State Street as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by State Street of a similar certificate to the contrary.

Section 8 Actions Permitted Without Express Authority. State Street may in its discretion, without express authority from the Fund: 1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund; 2) surrender securities in temporary form for securities in definitive form; 3) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and 4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board.

Section 9 Evidence of Authority. State Street shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Fund. State Street may receive and accept a copy of a resolution of the Board, certified by the Secretary or an Assistant Secretary of the Fund ("Certified Resolution"), as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by State Street of written notice to the contrary.

Section 10 Duties With Respect to Accounts and Records and Calculation of Net Asset Value

       Section 10.1 Accounts and Records. State Street will prepare and maintain, with the direction and as interpreted by Fund's accountants and/or other advisors, in complete, accurate and current form all accounts and records:
(1) required to be maintained by Fund with respect to portfolio transactions under Section 31(a) of the 1940 Act and the rules and regulations from time to time adopted thereunder; (2) required to be maintained as a basis for calculation of the Fund's net asset value; and (3) as otherwise agreed upon by the parties. Fund will advise State Street in writing of all applicable record retention requirements, other than those set forth in the 1940 Act or the regulations thereunder. State Street will preserve such accounts and records in the manner and for the periods prescribed in the 1940 Act or the regulations thereunder or for such longer period as is agreed upon by the parties. Fund will furnish, in writing or its electronic or digital equivalent, accurate and timely information needed by State Street to complete such accounts and records, including corporate actions, when such information is not readily available from generally accepted securities industry services or publications.

       Section 10.2 Delivery of Accounts and Records. Fund will turn over or cause to be turned over to State Street all accounts and records needed by State Street to fully and properly perform its duties and responsibilities hereunder. State Street may rely conclusively on the completeness and correctness of such accounts and records.

       Section 10.3 Accounts and Records Property of Fund. State Street acknowledges that all of the accounts and records maintained by State Street pursuant hereto are the property of the Fund and at all times during State Street's regular business hours, shall be open for inspection and reproduction by duly authorized officers, employees and agents of the Fund and employees and agents of the SEC. State Street will assist Fund's independent auditors, or upon approval of Fund or upon demand, any regulatory body, in any requested review of Fund's accounts and records but Fund will reimburse State Street for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from Fund of the necessary information or instructions, State Street will supply information from the books and records it maintains for Fund that Fund needs for tax returns, questionnaires, periodic reports to shareholders and such other reports and information requests as Fund and State Street agree upon from time to time.

       Section 10.4 Adoption of Procedures. State Street and Fund may from time to time adopt such procedures as they agree upon, and State Street may conclusively assume that no procedure approved or directed by the Fund, conflicts with or violates any requirements of the prospectus or registration statement, articles of incorporation and bylaws or trust instrument, any applicable law, rule or regulation, or any order, decree or agreement by which the Fund may be bound. Fund will be responsible for notifying State Street of any changes in statutes, regulations, rules, requirements or policies which may impact State Street's performance of its responsibilities hereunder or its related operational policies and procedures as they relate to the Fund in a manner different from or in addition to requirements applicable to investment companies registered under the 1940 Act in general.

       Section 10.5 Valuation of Assets. Fund will give Instructions to State Street specifying the outside pricing sources to be utilized as sources of asset prices ("Pricing Sources"). State Street will calculate the Fund's net asset value, in accordance with the Fund's prospectus or registration statement. State Street will price the assets, including foreign currency holdings, of Fund for which market quotations are available from the Pricing Sources; all other assets will be priced in accordance with Fund's Instructions.

       Section 10.6 Responsibility of State Street as Recordkeeper. So long as and to the extent that it is in the exercise of reasonable care and good faith, State Street shall not be responsible or liable for, and Fund will indemnify and hold State Street harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against or incurred by State Street or for which State Street may be held to be liable, arising out of or attributable to any error, omission, inaccuracy or other deficiency in the Fund's accounts and records or other information provided by or on behalf of the Fund to State Street, including the accuracy of the prices quoted by the Pricing Sources or for the information supplied by Fund to price the assets, or the failure of Fund to provide, or provide in a timely manner, any accounts, records, or information needed by State Street to perform hereunder.

       Section 10.7 Investment With Underlying Transfer Agent. The Fund acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of shares of a fund held by it on behalf of the Fund and that State Street has the right to rely on holdings information furnished by the Underlying Transfer Agent to State Street in performing its duties under this Agreement, including without limitation, the duties set forth in this
Section 10; provided, however, that State Street shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by State Street and to report promptly any discrepancies to the Underlying Transfer Agent and the Fund.

Section 11 Opinion of Fund's Independent Accountant. State Street shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-2, and Form N-SAR or other periodic reports to the SEC and with respect to any other requirements thereof.

Section 12 Reports to Fund by Independent Public Accountants. State Street shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by State Street under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

Section 13 Compensation of State Street. State Street shall be entitled to reasonable compensation for its services and expenses as custodian and recordkeeper, as agreed upon from time to time between the Fund and State Street.

Section 14 Responsibility of State Street. So long as and to the extent that it is in the exercise of reasonable care and good faith, State Street shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. State Street shall be held to the exercise of reasonable care and good faith in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence, including, without limitation, acting in accordance with any Proper Instruction or Special Instruction. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted in good faith pursuant to such advice.

Except as may arise from State Street's own negligence, willful misconduct or bad faith or the negligence or willful misconduct of a sub-custodian or agent, State Street shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of State Street or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by the Fund or its duly-authorized investment manager or investment advisor in their instructions to State Street provided such instructions, and State Street's reliance upon them, have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any act or omission of a Special Sub-Custodian including, without limitation, reliance on reports prepared by a Special Sub-Custodian; (v) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to State Street's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (vi) any delay or failure of any company, corporation, or other body (other than an affiliate of State Street) in charge of registering or transferring securities in the name of State Street, the Fund, State Street's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vii) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (viii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

If the Fund requires State Street to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of State Street, result in State Street or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring State Street to take such action, shall provide indemnity to State Street in an amount and form satisfactory to it.

If the Fund requires State Street, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that State Street or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay State Street promptly, State Street shall be entitled to utilize available cash and to dispose of the Fund's assets to the extent necessary to obtain reimbursement.

Except as may arise from State Street's own negligence, willful misconduct or bad faith, the Fund shall indemnify and hold State Street harmless from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against State Street (a) acting in accordance with any Proper Instruction or Special Instruction including, without limitation, any Proper Instruction with respect to Free Trades including, but not limited to, cost, expense, loss, damage, liability, tax, charge, assessment or claim resulting from (i) the failure of the Fund to receive income with respect to purchased investments, (ii) the failure of the Fund to recover amounts invested on maturity of purchased investments, (iii) the failure of State Street to respond to or be aware of notices or other corporate communications with respect to purchased investments, or (iv) State Street's reliance upon information provided by the Fund, the Fund's counterparty(ies) or the agents of either of them with respect to Fund property released, delivered or purchased pursuant to either of Section 2.2(14) or Section 2.6(7) hereof; (b) for the acts or omissions of any Special Sub-Custodian; or (c) for the acts or omissions of any Local Agent or Pledgee.

In no event shall either party be liable for indirect, special or consequential damages.

Section 15 Term and Termination. This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however, that neither party shall amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Fund's Declaration of Trust and further provided, that the Fund may at any time by action of its Board (i) substitute another bank or trust company for State Street by giving notice as described above to State Street, or
(ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for State Street by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. Upon termination of the Agreement:

     1) the Fund shall (a) pay to State Street such compensation as may be due as of the date of such termination and shall likewise reimburse State Street for its costs, expenses and disbursements, (b) designate a successor recordkeeper (which may be Fund) by Proper Instruction; and (c) designate a successor custodian by Proper Instruction.

     2) upon payment of all sums due to it from Fund, State Street shall (a) deliver all accounts and records to the successor recordkeeper (or, if none, to Fund) at the office of State Street, and (b) deliver to the successor custodian (or, if none, to the Fund) at the office of State Street, duly endorsed and in the form for transfer, all securities of the Fund then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of the Fund held in a Securities System or at the Underlying Transfer Agent.

In the event that no Proper Instructions designating a successor custodian or alternative arrangements shall have been delivered to State Street on or before the date when such termination shall become effective, then State Street shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by State Street hereunder and all instruments held by State Street relative thereto and all other property held by it under this Agreement on behalf of the Fund, and to transfer to an account of such successor custodian all of the Fund's securities held in any Securities System or at the Underlying

Transfer Agent. Thereafter, such bank or trust company shall be the successor of State Street under this Agreement.

In the event that securities, funds and other properties remain in the possession of State Street after the date of termination hereof owing to failure of the Fund to provide Proper Instructions as aforesaid, State Street shall be entitled to fair compensation for its services during such period as State Street retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of State Street shall remain in full force and effect.

Section 16  General.

     Section 16.1 Interpretive and Additional Provisions. In connection with the operation of this Agreement, State Street and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Fund's Declaration of Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

     Section 16.2 Massachusetts Law to Apply. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

     Section 16.3 Prior Agreements. This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between the Fund and State Street relating to the custody or recordkeeping of the Fund's assets.

     Section 16.4 Notices. Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Fund:                                 To State Street:

Pimco Floating Rate Income Fund              State Street Bank and Trust Company
c/o PIMCO Advisors Fund Management, LLC      801 Pennsylvania
2187 Atlantic Street                         Kansas City, MO 64105
Stamford, CT 06902                           Attention: Vice President, Custody
Attention: Newton Schott                     Telephone: 816-871-4100
Telephone: 203-352-4920                      Telecopy:  816-871-9648
Telecopy: 203-352-4919

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

     Section 16.5 Reproduction of Documents. This Agreement and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     Section 16.6 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement.

     Section 16.7 Severability. If any provision or provisions of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

     Section 16.8 Remote Access Services Addendum. State Street and the Fund agree to be bound by the terms of the Remote Access Services Addendum attached hereto.

     Section 16.9 Shareholder Communications Election. SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, State Street needs the Fund to indicate whether it authorizes State Street to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells State Street "no", State Street will not provide this information to requesting companies. If the Fund tells State Street "yes" or does not check either "yes" or "no" below, State Street is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [_] State Street is authorized to release the Fund's name, address, and share positions.

NO [X] State Street is not authorized to release the Fund's name, address, and share positions.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of *, 2003.

Pimco Floating Rate Income Fund             Fund Signature Attested to By:

By:    _________________________            By:    ____________________

Name:  _________________________            Name:  ____________________

Title: _________________________            Title: ____________________


State Street Bank and Trust Company         Signature Attested to By:

By:    ________________________             By:    ________________________

Name:  ________________________             Name:  ________________________

Title: Senior Vice President                Title: ________________________

                       Remote Access Services Addendum to
                  Custodian and Investment Accounting Agreement

     Addendum to that certain Custodian and Investment Accounting Agreement dated as of *, 2003 (the "Custodian Agreement") between PIMCO Floating Rate Income Fund (the "Customer") and State Street Bank and Trust Company, including its subsidiaries and affiliates ("State Street").

     State Street has developed proprietary accounting and other systems, and has acquired licenses for other such systems, which it utilizes in conjunction with the services we provide to you (the "Systems"). In this regard, we maintain certain information in databases under our control and ownership that we make available on a remote basis to our customers (the "Remote Access Services").

     The Services. This addendum shall govern use of all Systems that State Street may from time to time agree to provide you, the Customer, and your designated investment advisors, consultants or other third parties authorized by State Street who agree to abide by the terms of this Addendum ("Authorized Designees") in order to provide Remote Access Services for the purpose of obtaining and analyzing reports and information.

     Security Procedures. The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System and access to the Remote Access Services. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street.

     Fees. Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the custody fee schedule in effect from time to time between the parties (the "Fee Schedule"). The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

     Proprietary Information/Injunctive Relief. The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know- how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary rights of State Street related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors (the "Proprietary Information"). The Customer agrees on behalf of itself and its

Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street's customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way; enhance or otherwise create derivative works based upon the System; or reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

     Limited Warranties. State Street represents and warrants that it is the owner of and has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology and the necessity of relying upon third party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided "AS IS", and the Customer and its Authorized Designees shall be solely responsible for the investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party's control.

State Street will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and December 31, 2099, and if any changes are required, State Street will make the changes to its products at no cost to you and in a commercially reasonable time frame and will require third-party suppliers to do likewise. The Customer will do likewise for its systems.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET, FOR ITSELF AND ITS RELEVANT LICENSORS, EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     Infringement. State Street will defend or, at our option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to the System or use of the Remote Access Services by the Customer under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding and cooperates with State Street in the defense of such claim or proceeding. Should the System or the Remote Access Services or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under the patent or copyright or trade secret laws of the United States, State Street shall have the right, at State Street's sole option, to (i) procure for the Customer the right to continue using the System or the Remote Access Services, (ii) replace or modify the System or the Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate this Addendum without further obligation.

     Termination. Either party to the Custodian Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days' prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days' notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of the Custodian Agreement. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

     Miscellaneous. This Addendum and the exhibit hereto constitute the entire understanding of the parties to the Custodian Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

By its execution of the Custodian Agreement, the Customer accepts responsibility for its and its Authorized Designees' compliance with the terms of this Addendum.

                       SCHEDULE A: GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country               Subcustodian                        Non-Mandatory Depositories
Argentina             Citibank, N.A.

Australia             Westpac Banking Corporation

Austria               Erste Bank der Osterreichischen Sparkassen AG

Bahrain               HSBC Bank Middle East
                      (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Bangladesh            Standard Chartered Bank

Belgium               Fortis Bank nv-sa

Benin                 via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Bermuda               The Bank of Bermuda Limited

Bolivia               Citibank, N. A.

Botswana              Barclays Bank of Botswana Limited

Brazil                Citibank, N.A.

Bulgaria              ING Bank N.V.

Burkina Faso          via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Canada                State Street Trust Company Canada

Cayman Islands        Bank of Nova Scotia Trust Company (Cayman) Ltd.

Chile                 BankBoston, N.A.

People's Republic     Hongkong and Shanghai Banking Corporation Limited,
of China              Shanghai and Shenzhen branches

Colombia              Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica            Banco BCT S.A.

Croatia               Privredna Banka Zagreb d.d

Cyprus                Cyprus Popular Bank Ltd.

Czech Republic        Ceskoslovenska Obchodni Banka, A.S.

Denmark               Danske Bank A/S

Ecuador               Citibank, N.A.

Egypt                 HSBC Bank Egypt S.A.E.
                      (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

                       SCHEDULE A: GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country               Subcustodian                        Non-Mandatory Depositories
Estonia               Hansabank

Finland               Nordea Bank Finland Plc.

France                BNP Paribas Securities Services, S.A.

Germany               Dresdner Bank AG

Ghana                 Barclays Bank of Ghana Limited

Greece                National Bank of Greece S.A.

Guinea-Bissau         via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Hong Kong             Standard Chartered Bank

Hungary               HVB Bank Hungary Rt.

Iceland               Icebank Ltd.

India                 Deutsche Bank AG
                      Hongkong and Shanghai Banking Corporation Limited

Indonesia             Standard Chartered Bank

Ireland               Bank of Ireland

Israel                Bank Hapoalim B.M.

Italy                 BNP Paribas Securities Services, S.A.

Ivory Coast           Societe Generale de Banques en Cote d'Ivoire

Jamaica               Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan                 Mizuho Corporate Bank Ltd.
                      Sumitomo Mitsui Banking Corporation

Jordan                HSBC Bank Middle East
                      (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan            HSBC Bank Kazakhstan
                      (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Kenya                 Barclays Bank of Kenya Limited

Republic of Korea     Hongkong and Shanghai Banking Corporation Limited

Latvia                A/s Hansabanka

Lebanon               HSBC Bank Middle East
                      (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

                       SCHEDULE A: GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country               Subcustodian                        Non-Mandatory Depositories
Lithuania             Vilniaus Bankas AB

Malaysia              Standard Chartered Bank Malaysia Berhad

Mali                  via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Mauritius             Hongkong and Shanghai Banking Corporation Limited

Mexico                Banco Nacional de Mexico S.A

Morocco               Banque Commerciale du Maroc

Namibia               Standard Bank Namibia Limited

Netherlands           KAS BANK N.V.

New Zealand           Westpac Banking Corporation

Niger                 via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Nigeria               Stanbic Bank Nigeria Limited

Norway                Nordea Bank Norge ASA

Oman                  HSBC Bank Middle East
                      (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Pakistan              Deutsche Bank AG

Palestine             HSBC Bank Middle East
                      (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Panama                BankBoston, N.A.

Peru                  Citibank, N.A.

Philippines           Standard Chartered Bank

Poland                Bank Handlowy w Warszawie S.A.

Portugal              Banco Comercial Portugues

Qatar                 HSBC Bank Middle East
                      (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Romania               ING Bank N.V.

Russia                ING Bank (Eurasia) ZAO, Moscow

Senegal               via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Singapore             The Development Bank of Singapore Limited

                       SCHEDULE A: GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country               Subcustodian                        Non-Mandatory Depositories
Slovak Republic       Ceskoslovenska Obchodni Banka, A.S., pobocka zahranicnej banky v SR

Slovenia              Bank Austria Creditanstalt d.d. - Ljubljana

South Africa          Nedcor Bank Limited
                      Standard Bank of South Africa Limited

Spain                 Banco Santander Central Hispano S.A.

Sri Lanka             Hongkong and Shanghai Banking Corporation Limited

Swaziland             Standard Bank Swaziland Limited

Sweden                Skandinaviska Enskilda Banken

Switzerland           UBS AG

Taiwan - R.O.C.       Central Trust of China

Thailand              Standard Chartered Bank

Togo                  via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Trinidad & Tobago     Republic Bank Limited

Tunisia               Banque Internationale Arabe de Tunisie

Turkey                Citibank, N.A.

Uganda                Barclays Bank of Uganda Limited

Ukraine               ING Bank Ukraine

United Arab Emirates  HSBC Bank Middle East
                      (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

United Kingdom        State Street Bank and Trust Company, London Branch

Uruguay               BankBoston, N.A.

Venezuela             Citibank, N.A.

Vietnam               The Hongkong and Shanghai Banking Corporation Limited

Zambia                Barclays Bank of Zambia Limited

Zimbabwe              Barclays Bank of Zimbabwe Limited

                       SCHEDULE B: GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

Country                              Mandatory Depositories
Argentina         Caja de Valores S.A.

Australia         Austraclear Limited

Austria           Oesterreichische Kontrollbank AG  (Wertpapiersammelbank Division)

Bahrain           Exchange Clearing, Settlement, and Depository System of the Bahrain Stock

Belgium           Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.
                  Banque Nationale de Belgique

Benin             Depositaire Central - Banque de Reglement

Bermuda           Bermuda Securities Depository

Brazil            Central de Custodia e de Liquidacao Financeira de Titulos Privados (CETIP)
                  Companhia Brasileira de Liquidacao e Custodia
                  Sistema Especial de Liquidacao e de Custodia (SELIC)

Bulgaria          Bulgarian National Bank
                  Central Depository AD

Burkina Faso      Depositaire Central - Banque de Reglement

Canada            Canadian Depository for Securities Limited

Chile             Deposito Central de Valores S.A.

People's Republic China Securities Depository and Clearing Corporation Limited, Shanghai Branch
of China          China Securities Depository and Clearing Corporation Limited, Shenzhen Branch

Colombia          Deposito Central de Valores
                  Deposito Centralizado de Valores de Colombia SA. (DECEVAL)

Costa Rica        Central de Valores S.A.

Croatia           Ministry of Finance
                  National Bank of Croatia
                  Sredisnja Depozitarna Agencija d.d.

Cyprus            Central Depository and Central Registry

Czech Republic    Czech National Bank
                  Stredisko cennych papiru - Ceska republika

Denmark           Vaerdipapircentralen (Danish Securities Center)

Egypt             Misr for Clearing, Settlement, and Depository S.A.E.

Estonia           Eesti Vaartpaberikeskus

Finland           Suomen Arvopaperikeskus (Finnish Central Securities Depository)

                                       33

                       SCHEDULE B: GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

Country                              Mandatory Depositories
France            Euroclear France

Germany           Clearstream Banking AG, Frankfurt

Greece            Apothetirion Titlon AE - Central Securities Depository
                  Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form

Guinea-Bissau     Depositaire Central - Banque de Reglement

Hong Kong         Central Moneymarkets Unit
                  Hong Kong Securities Clearing Company Limited

Hungary           Kozponti Elszamolohaz es Ertektar (Budapest) Rt. (KELER)

Iceland           Iceland Securities Depository Limited

India             Central Depository Services India Limited
                  National Securities Depository Limited
                  Reserve Bank of India

Indonesia         Bank Indonesia

                  PT Kustodian Sentral Efek Indonesia

Israel            Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)

Italy             Monte Titoli S.p.A.

Ivory Coast       Depositaire Central - Banque de Reglement

Jamaica           Jamaica Central Securities Depository

Japan             Bank of Japan  - Net System
                  Japan Securities Depository Center (JASDEC) Incorporated

Kazakhstan        Central Depository of Securities

Kenya             Central Bank of Kenya

Republic of Korea Korea Securities Depository

Latvia            Latvian Central Depository

Lebanon           Custodian and Clearing Center of Financial Instruments for
                  Lebanon and the Middle East (Midclear) S.A.L.
                  Banque du Liban

Lithuania         Central Securities Depository of Lithuania

Malaysia          Malaysian Central Depository Sdn. Bhd.
                  Bank Negara Malaysia

Mali              Depositaire Central - Banque de Reglement

Mauritius         Central Depository and Settlement Co. Ltd.

                       SCHEDULE B: GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

Country                              Mandatory Depositories
                  Bank of Mauritius

Mexico            S.D. Indeval, S.A. de C.V.

Morocco           Maroclear

Netherlands NECIGEF) Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V.

New Zealand       New Zealand Central Securities Depository Limited

Niger             Depositaire Central - Banque de Reglement

Nigeria           Central Securities Clearing System Limited

Norway            Verdipapirsentralen (Norwegian Central Securities Depository)

Oman              Muscat Depository & Securities Registration Company, SAOC

Pakistan          Central Depository Company of Pakistan Limited
                  State Bank of Pakistan

Palestine         Clearing Depository and Settlement, a department of the Palestine Stock Exchange

Panama            Central Latinoamericana de Valores, S.A. (LatinClear)

Peru              Caja de Valores y Liquidaciones, Institucion de
                  Compensacion y Liquidacion de Valores S.A

Philippines       Philippine Central Depository, Inc.

                  Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland            Krajowy Depozyt Papierow Wartos<180>ciowych S.A. (National Depository of Securities)
                  Central Treasury Bills Registrar

Portugal          INTERBOLSA - Sociedade Gestora de Sistemas de Liquidacao e de Sistemas Centralizados de Valores
                  Mobiliarios, S.A.

Qatar             Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania           Bucharest Stock Exchange Registry Division
                  National Bank of Romania
                  National Securities Clearing, Settlement and Depository Company

Russia            Vneshtorgbank, Bank for Foreign Trade of the Russian Federation

Senegal           Depositaire Central - Banque de Reglement

Singapore         Central Depository (Pte) Limited
                  Monetary Authority of Singapore

Slovak            Republic National Bank of Slovakia
                  Stredisko cennych papierov SR, a.s.

                       SCHEDULE B: GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

Country                              Mandatory Depositories
Slovenia          KDD - Centralna klirinsko depotna druzba d.d.

South Africa      Central Depository Limited
                  Share Transactions Totally Electronic (STRATE) Ltd.

Spain             Banco de Espana
                  Servicio de Compensacion y Liquidacion de Valores, S.A.

Sri Lanka         Central Depository System (Pvt) Limited

Sweden            Vardepapperscentralen  VPC AB
                  (Swedish Central Securities Depository)

Switzerland       SegaIntersettle AG (SIS)

Taiwan - R.O.C.   Taiwan Securities Central Depository Company Limited

Thailand          Bank of Thailand
                  Thailand Securities Depository Company Limited

Togo              Depositaire Central - Banque de Reglement

Trinidad and Tobago   Trinidad and Tobago Central Bank

Tunisia           Societe Tunisienne Interprofessionelle pour la
                  Compensation et de Depots des Valeurs Mobilieres (STICODEVAM)

Turkey            Central Bank of Turkey
                  Takas ve Saklama Bankasi A.S. (TAKASBANK)

Uganda            Bank of Uganda

Ukraine           Mizhregionalny Fondovy Souz
                  National Bank of Ukraine

United Arab Emirates  Clearing and Depository System, a department of theDubai Financial Market

Venezuela         Banco Central de Venezuela

Vietnam           Securities Registration, Clearing and Settlement,
                  Depository Department of the Securities Trading Center

Zambia            Bank of Zambia
                  LuSE Central Shares Depository Limited

TRANSNATIONAL

Euroclear

Clearstream Banking AG

                                   SCHEDULE C

                               MARKET INFORMATION

Publication/Type of Information                 Brief Description
(scheduled frequency)

The Guide to Custody in World Markets   An overview of settlement and
(hardcopy annually and regular          safekeeping procedures, custody
website updates)                        practices and foreign investor
                                        considerations for the markets in which
                                        State Street offers custodial services.

Global Custody Network Review           Information relating to Foreign Sub-
(annually)                              Custodians in State Street's Global
                                        Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street's market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review            Custody risk analyses of the Foreign
(annually)                              Securities Depositories presently
                                        operating in Network markets. This
                                        publication is an integral part of the
                                        materials that State Street provides to
                                        its U.S. mutual fund clients to meet
                                        informational obligations created by SEC
                                        Rule 17f-7.

Global Legal Survey                     With respect to each market in which
(annually)                              State Street offers custodial services,
                                        opinions relating to whether local law
                                        restricts (i) access of a fund's
                                        independent public accountants to books
                                        and records of a Foreign Sub-Custodian
                                        or Foreign Securities System, (ii) a
                                        fund's ability to recover in the event
                                        of bankruptcy or insolvency of a Foreign
                                        Sub-Custodian or Foreign Securities
                                        System, (iii) a fund's ability to
                                        recover in the event of a loss by a
                                        Foreign Sub-Custodian or Foreign
                                        Securities System, and (iv) the ability
                                        of a foreign investor to convert cash
                                        and cash equivalents to U.S. dollars.

Subcustodian Agreements                 Copies of the contracts that State
(annually)                              Street has entered into with each
                                        Foreign Sub-Custodian that maintains
                                        U.S. mutual fund assets in the markets
                                        in which State Street offers custodial
                                        services.

Global Market Bulletin                  Information on changing settlement and
(daily or as necessary)                 custody conditions in markets where
                                        State Street offers custodial services.
                                        Includes changes in market and tax
                                        regulations, depository developments,
                                        dematerialization information, as well
                                        as other market changes that may impact
                                        State Street's clients.

Foreign Custody Advisories              For those markets where State Street
(as necessary)                          offers custodial services that exhibit
                                        special risks or infrastructures
                                        impacting custody, State Street issues
                                        market advisories to highlight those
                                        unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices                 Informational letters and accompanying
(presently on a quarterly               materials confirming State Street's
basis or as otherwise necessary)        foreign custody arrangements, including
                                        a summary of material changes with
                                        Foreign Sub-Custodians that have
                                        occurred during the previous quarter.
                                        The notices also identify any material
                                        changes in the custodial risks
                                        associated with maintaining ssets with
                                        Foreign Securities Depositorie

                      Funds Transfer Operating Guidelines

1. OBLIGATION OF THE SENDER: State Street Bank and Trust Company and affiliates ("SSB") is authorized to promptly debit Client's account(s) upon the receipt of a payment order in compliance with any of the Security Procedures chosen by the Client, from those offered on the attached selection form (and any updated selection forms hereafter executed by the Client), for funds transfers and in the amount of money that SSB has been instructed to transfer. SSB is hereby instructed to accept funds transfer instructions only via the delivery methods and Security Procedures indicated on the attached selection form (and any updated selection forms hereafter executed by the Client). The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by SSB after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by SSB. SSB shall execute payment orders in compliance with the selected Security Procedures and with the Client's/Investment Manager's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. SSB will use reasonable efforts to execute on the execution date payment orders received after the customary deadline, but if it is unable to execute any such payment order on the execution date, such payment order will be deemed to have been received on the next business day.

2. SECURITY PROCEDURES: The Client acknowledges that the selected Security Procedures were selected by the Client from Security Procedures offered by SSB. The Client shall restrict access to confidential information relating to the Security Procedures to authorized persons as communicated in writing to SSB. The Client must notify SSB immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client's authorized personnel. SSB shall verify the authenticity of all instructions according to the selected Security Procedures.

3. ACCOUNT NUMBERS: SSB shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by SSB at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. SSB will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4. REJECTION: SSB reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of SSB's receipt of such payment order;
(b) if initiating such payment order would cause SSB, in SSB's sole judgment, to exceed any applicable volume, aggregate dollar, network, time, credit or similar limits upon wire transfers; or (c) if SSB, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: SSB shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the selected Security Procedures provided that such requests are received in sufficient time to afford SSB a reasonable opportunity to act prior to executing the payment order. However, SSB assumes no liability if the request for amendment or cancellation cannot be satisfied by SSB's reasonable efforts.

6. ERRORS: SSB shall assume no responsibility for failure to detect any erroneous payment order provided that SSB complies with the payment order instructions as received and SSB complies with the selected Security Procedures. The Security Procedures are established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: SSB shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless SSB is notified of the unauthorized payment order within thirty
(30) days of notification by SSB of the acceptance of such payment order. In no event (including but not limited to failure to execute a payment order) shall SSB be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

8. AUTOMATED CLEARING HOUSE ("ACH") CREDIT ENTRIES/PROVISIONAL PAYMENTS: When the Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the Mid-America Payment Exchange or other similar body, SSB or its agent will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given with respect to an ACH credit entry are provisional until final settlement for such entry is received from the Federal Reserve Bank. If such final settlement is not received, the Client agrees to promptly refund the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATIONS: Confirmation of SSB's execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through SSB's account statements, advices, information systems, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

10. MISCELLANEOUS: SSB may use the Federal Reserve System Fedwire to execute payment orders, and any payment order carried in whole or in part through Fedwire will be subject to applicable Federal Reserve Board rules and regulations. SSB and the Client agree to cooperate to attempt to recover any funds erroneously paid to wrong parties, regardless of any fault of SSB or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.

11. LIABILITY ON FOREIGN ACCOUNTS: State Street shall not be required to repay any deposit made at a non-U.S. branch of State Street, or any deposit made with State Street and denominated in a non-U.S. dollar currency, if repayment of such deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to: (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a defacto or a dejure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or (c) the closure of a non-U.S. branch of State Street in order to prevent, in the reasonable judgment of State Street, harm to the employees or property of State Street. The obligation to repay any such deposit shall not be transferred to and may not be enforced against any other branch of State Street.

The foregoing provisions constitute the disclosure required by Massachusetts General Laws, Chapter 167D, Section 36.

While State Street is not obligated to repay any deposit made at a non-U.S. branch or any deposit denominated in a non-U.S. currency during the period in which its repayment has been prevented, prohibited or otherwise blocked, State Street will repay such deposit when and if all circumstances preventing, prohibiting or otherwise blocking repayment cease to exist

Security Procedures Selection Form: Please select at least two of the funds transfer security procedures indicated below.


[_]   SWIFT

      SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. Selection of this security procedure would be most appropriate for existing SWIFT members.

[_]   REMOTE BATCH TRANSMISSION

      Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and/or its agent and SSB and/or its agent. Security procedures include encryption and/or the use of a test key by those individuals authorized as Automated Batch Verifiers or a callback procedure to those individuals. Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business such as shareholder redemptions and dividend payments.

[_]   AUTOMATED CLEARING HOUSE (ACH)

      SSB or its agent receives an automated transmission from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. The transmission is sent from the Client's or its agent's system to SSB's or its agent's system with encryption.

[_]   REPETITIVE WIRES

      For situations where funds are transferred periodically from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a $10 million limit. If the payment order exceeds the $10 million limit, the instruction will be confirmed by Telephone Confirmation (Call Back) or Test Key prior to execution. Repetitive wire instructions must be reconfirmed annually. Clients may establish Repetitive Wires by following the agreed upon security procedures as described by Telephone Confirmation (Call Back) or Test Key. This alternative is recommended whenever funds are frequently transferred between the same two accounts. If this option is selected, choose either Telephone Confirmation or Test Key to be used as a secondary procedure when over $10 million.

[_]   STANDING INSTRUCTIONS

      Funds are transferred by SSB to a counter party on the Client's established list of authorized counter parties. Only the date and the dollar amount are variable. Clients may establish Standby Instructions by following the agreed upon security procedures as described by Telephone Confirmation (Call Back) or Test Key. Additional paperwork will be required from insurance Clients using 1031 drawdowns. This option is used for transactions that include but are not limited to Foreign Exchange Contracts, Time Deposits and Tri-Party Repurchase Agreements. If this option is selected, choose either Telephone Confirmation or Test Key to be used as a secondary procedure when over $10 million.

[_]   TELEPHONE CONFIRMATION (CALL BACK)

      This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. SSB will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will contact someone other than the originator at the Client's location to authenticate the instruction. Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures. Please complete the Telephone Confirmation Instructions attached as a Schedule hereto.

[_]   TEST KEY

      Test Key confirmation will be used to verify all non-repetitive funds transfer instructions received via facsimile or phone. SSB will provide test keys if this option is chosen. SSB will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will authenticate the test key provided with the corresponding test key at SSB. Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

The individual signing below must be authorized to sign contract on behalf of the client. The execution of payment orders under the selected Security Procedures is governed by the Funds Transfer Operating Guidelines, which are incorporated by reference.

Pimco Floating Rate Income Fund

By: ________________________________
       Authorized Signature

____________________________________
Type or Print Name and Title

Date:
------------------
                                       40

                Schedule to Funds Transfer Operating Guidelines
                     and Security Procedures Selection Form

CLIENT/INVESTMENT MANAGER: _____________________________________________________
                                              Company Name

KEY CONTACT INFORMATION
Whom shall we contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT                         ALTERNATE CONTACT

Name                                              Name

Address                                           Address

City/State/Zip Code                               City/State/Zip Code

Telephone Number                                  Telephone Number

Facsimile Number                                  Facsimile Number

SWIFT Number

TELEPHONE CONFIRMATION INSTRUCTIONS
Authorized Initiators (Please Type or Print) - Please provide a listing of your staff members who are currently authorized to INITIATE wire transfer instructions:

NAME                      TITLE                     SPECIMEN SIGNATURE

______________________    ______________________    ______________________

______________________    ______________________    ______________________

______________________    ______________________    ______________________

______________________    ______________________    ______________________

______________________    ______________________    ______________________


Authorized Verifiers (Please Type or Print) - Please provide a listing of your staff members who will be CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non-repetitive wire instructions:

NAME                      CALLBACK PHONE NUMBER     DOLLAR LIMITATION (IF ANY)

______________________    ______________________    ____________________________

______________________    ______________________    ____________________________

______________________    ______________________    ____________________________

______________________    ______________________    ____________________________

______________________    ______________________    ____________________________

                        STATE STREET BANK & TRUST COMPANY
                                  FEE SCHEDULE
                                       FOR
                         PIMCO FLOATING RATE INCOME FUND

I.     INVESTMENT ACCOUNTING

       A.   Minimum Monthly Fee

            There is a monthly minimum fee of $3,000 per fund/portfolio. The monthly minimum fee per portfolio does not apply to any portfolio if the asset-based fee discussed in I.B. below produces greater revenue than the aggregate minimum.

       B.   Asset Based Fee

            1/100 of 1% (1.00 basis points) on the first $2 billion in assets. .9/100 of 1% (.90 basis points) on the next $3 billion in assets. .75/100 of 1% (.75 basis points) on all assets in excess of $5 billion in assets.

       C.   AMP Testing

            There will be a monthly charge of $2,500.00 for the Auction Market Preferred Stock Test. This is based on the complexity of the existing PIMCO Closed-End Fund By-laws and the requirement to use two rating agencies. State Street reserves the right to adjust the AMP test fees after reviewing the Floating Rate Income Fund By-Laws and or any future changes to the By-laws occur. In addition, should the existing AMP Testing program require modifications, State Street will prepare an estimate for PIMCO Advisors review and approval. The modification will commence after both parties have agreed to the time and costs in writing. The basic hourly rate will be charged at $100.00 per hour. State Street will cap the project costs at $5,000.00.

II.    SECURITY CUSTODY

       A.   Domestic Custody

            Asset-Based Fee:

               .50/100 of 1% (.50 basis points) on all assets.

August 5, 2003                                                       Page 1 of 3

PIMCO FLOATING RATE INCOME FUND
Fee Schedule (cont.)

            Transaction Fee, per transaction:
               DTC or FED book entry - $8.00
               Domestic Physical and Cedel Settlements - $18.00 *
               Mortgage Backed Securities Principal & Income Paydown - $10.00 Repo - $50.00 per Fund, Per Month
               Federal Funds Wire Received or Delivered - $7.00 per wire

               *Includes futures, options and Eurodollar CD settlements.

       B.   Foreign Securities

            See Appendix I for Global Fee Agreement.

       C.   Balance Credits

            State Street will offset fees with balance credits calculated at 75% of the bank credit rate (see below) applied to average custody collected cash balances for the month. Balance credits can be used to offset fees. Any credits in excess of fees will be carried forward from month to month through the end of the calendar year. For calculation purposes, State Street uses an actual/actual basis.

            Note: The bank credit rate is the equivalent to the lesser of:
            .     The average 91-day Treasury Bill discount rate for the month
                or
            .     The average Federal Funds rate for the month less 50 basis points.

       D.   Multi Class Fees

            $500 (not included in minimum monthly fee discussed in I.A.).

       E.   Monthly SEC Calculation Fee Per Portfolio

            $500 (not included in minimum monthly fee discussed in I.A.).

III.   AUTOMATED PRICING

       This service provides securities pricing daily.

       Monthly Quote charge:  Based on the number of positions priced during the month.

       .  Municipal Bonds                                              $   16.00
       .  Municipal bonds                                              $   16.00
       .  Government, Corporate and Convertible Bonds                  $    6.00
       .  Corporate and Government Bonds                               $    6.00
       .  Options, Futures and Private Placement                       $    6.00
       .  Foreign Equities and Bonds                                   $    8.00

August 5, 2003                                                       Page 2 of 3

PIMCO FLOATING RATE INCOME FUND
Fee Schedule (cont.)

       .    Listed Equities, OTC Equities                              $    6.00
       .    Corporate, Municipal, Convertible and Government Bonds,
            Adjustable Rate Preferred Stocks                           $    6.00

IV.    NOTES TO THE ABOVE FEE SCHEDULE

       A. Asset based fees will be billed monthly at 1/12th of the annual stated rate based on monthly average net assets. Annual maintenance fees are payable monthly at 1/12th of the annual stated rate.

       B. The above schedule does not include out-of-pocket expenses that would be incurred by State Street on the client's behalf. Examples of out-of-pocket expenses include but are not limited to record retention, microfiche, disaster recovery, pricing and research services, overnight mailing services, foreign registration and script fees, etc. State Street bills out-of-pocket expenses separately from service fees.

       C. The fees stated above are exclusive of terminal equipment required in the client's location(s) and communication line costs.

       D. Any fees or out-of-pocket expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by State Street.

       E. The fees are guaranteed for a two-year period commencing on the effective date of the service agreement between State Street and the client. All changes to the fee schedule will be communicated in writing at least 60 days prior to their effective date.

       F. Overdrafts will be calculated at the monthly average Prime rate (as published in the Wall Street Journal) and charged on the monthly average overdraft balance.

____________________________________             _______________________________
State Street Bank & Trust Company                PIMCO FLOATING RATE INCOME FUND
                                                 PIMCO ADVISORS FUND MANAGEMENT,
                                                 LLC

____________________________________             _______________________________
Date                                             Date

August 5, 2003                                                       Page 3 of 3

                                   APPENDIX I
                        PIMCO FLOATING RATE INCOME FUND
                              GLOBAL CUSTODY FEES

I.   Country Based Charges:

----------------------------------------------------------------------------------------------
    MARKET/            ASSET      TRANSACTION         MARKET/         ASSET      TRANSACTION
    COUNTRY            CHARGE        CHARGE          COUNTRY          CHARGE        CHARGE
Argentina                16.5             $65      Malaysia                9             $65

Australia                   5             $65      Mexico               16.5             $65

Austria                     5             $65      Morocco              16.5             $65

Bangladesh               16.5             $65      Netherlands             5             $65

Belgium                     5             $65      New Zealand             5             $65

Botswana                 16.5             $65      Norway                  5             $65

Brazil                   16.5             $65      Pakistan             16.5             $65

Canada                      5             $65      Peru                 16.5             $65

Cedel/Euroclear             2             $18      Phillippines         16.5             $65

Chile                    16.5             $65      Poland               16.5             $65

Colombia                 16.5             $65      Portugal             16.5             $65

Czech Republic           16.5             $65      Shanghai(China)      16.5             $65

Denmark                     5             $65      Shenzhen(China)      16.5             $65

Finland                     9             $65      Singapore               9             $65

France                      5             $65      South Africa            5             $65

Germany                     5             $65      South Korea          16.5             $65

Greece                   16.5             $65      Spain                   5             $65

Hong Kong                   5             $65      Sri Lanka            16.5             $65

Hungary                  16.5             $65      Sweden                  7             $65

India                    16.5             $65      Switzerland             5             $65

Indonesia                   9             $65      Taiwan               16.5             $65

Ireland                  16.5             $65      Thailand             16.5             $65

Israel                   16.5             $65      Turkey               16.5             $65

Italy                       5             $65      United Kingdom          5             $65

Japan                       5             $65      Uruguay              16.5             $65

Jordan                   16.5             $65      Venezuela            16.5             $65
----------------------------------------------------------------------------------------------

NOTE: Any country not listed above will be negotiated at time of investment. Out of Pocket Expenses will be billed as incurred (e.g. stamp taxes, registration costs, script fees, special transportation costs, etc.).